UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2014

HEALTH MANAGEMENT ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

5811 Pelican Bay Boulevard, Suite 500, Naples Florida 34108-2710

(Address of principal executive offices, including zip code)

(239) 598-3131

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Pursuant to the Merger Agreement (as defined below), on January 27, 2014, Health Management Associates, Inc. (“HMA”) paid in full all amounts outstanding under the Credit Agreement, dated as of November 18, 2011, among HMA, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent for the lenders, and terminated the commitments thereunder.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 27, 2014, Community Health Systems, Inc. (“CHS”) completed the acquisition of HMA, through the merger of FWCT-2 Acquisition Corporation, a Delaware Corporation and a wholly owned subsidiary of CHS (“Merger Sub”), with and into HMA (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of July 29, 2013, as amended (the “Merger Agreement”), by and among HMA, CHS and Merger Sub.

Pursuant to the Merger Agreement, each share of class A common stock, par value $0.01 per share, of HMA (“HMA Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (other than shares held by HMA in treasury or any shares held by CHS or Merger Sub, which have been cancelled and cease to exist for no consideration) was converted into the right to receive consideration in the form of (i) 0.06942 validly issued, fully paid and non-assessable shares of common stock, par value $0.01 per share, of CHS (“CHS Common Stock”) (ii) $10.50 per share in cash, without interest, and cash in lieu of any fractional shares of CHS Common Stock to be issued or paid in consideration and (iii) one contingent value right issued by CHS (a “CVR”).

The CHS Common Stock will continue to trade on the New York Stock Exchange (the “NYSE”) under the ticker symbol “CYH.” Trading in HMA Common Stock on the NYSE has been suspended as of the opening of trading on January 27, 2014. The CVRs began trading on NASDAQ at the opening of trading on Monday, January 27, 2014.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to HMA’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 30, 2013 and the Amendment and Consent to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to HMA’s Current Report on Form 8-K filed with the SEC on September 25, 2013, each of which is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 27, 2014, in connection with the Merger, HMA notified the NYSE that the Merger had been completed, and requested that trading of HMA Common Stock on the NYSE be suspended before the opening of trading on January 27, 2014. HMA also requested that the NYSE file with the SEC an application on Form 25 to delist HMA Common Stock and deregister HMA Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). HMA intends to file with the SEC a Form 15 to suspend HMA’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Items 2.01 and 5.03 is incorporated by reference herein.

Effective upon the closing of the Merger, HMA’s stockholders immediately prior to the effective time ceased to have any rights as stockholders of HMA (other than their right to receive the applicable merger consideration).

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 2.01 is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the closing of the Merger, the directors of Merger Sub immediately prior to the closing of the Merger became the members of the board of directors of HMA. In connection therewith, each of the following members of the board of directors of HMA resigned from the board of directors of HMA and all committees thereof: Steven Shulman, Steven Epstein, Kirk Gorman, Stephen Guillard, John McCarty, JoAnn Reed, Mary Taylor Behrens and Peter Urbanowicz. In addition, effective upon the closing of the Merger, the officers of Merger Sub immediately prior to the closing of the Merger became the officers of HMA.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective upon the closing of the Merger, the certificate of incorporation and bylaws of HMA were amended to be the same as the certificate of incorporation and bylaws of Merger Sub immediately prior to the effective time. The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of HMA are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 29, 2013, by and among Health Management Associates, Inc., Community Health Systems, Inc. and FWCT-2 Acquisition Corporation (incorporated herein by reference to Exhibit 2.1 to HMA’s Current Report on Form 8-K filed with the SEC on July 30, 2013).

2.2	Amendment and Consent to the Agreement and Plan of Merger (incorporated herein by reference to Exhibit 2.1 to HMA’s Current Report on Form 8-K filed with the SEC on September 25, 2013).

3.1	Amended and Restated Certificate of Incorporation of Health Management Associates, Inc.

3.2	Amended and Restated Bylaws of Health Management Associates, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: January 27, 2014	By:	/s/ Rachel A. Seifert
Name: Rachel A. Seifert
Title: Executive Vice President & Secretary

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 29, 2013, by and among Health Management Associates, Inc., Community Health Systems, Inc. and FWCT-2 Acquisition Corporation (incorporated herein by reference to Exhibit 2.1 to HMA’s Current Report on Form 8-K filed with the SEC on July 30, 2013).

2.2	Amendment and Consent to the Agreement and Plan of Merger (incorporated herein by reference to Exhibit 2.1 to HMA’s Current Report on Form 8-K filed with the SEC on September 25, 2013).

3.1	Amended and Restated Certificate of Incorporation of Health Management Associates, Inc.

3.2	Amended and Restated Bylaws of Health Management Associates, Inc.